UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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LeMaitre Vascular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

April 30, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of LeMaitre Vascular, Inc., which will be held at 10:00 a.m. on Thursday, June 18, 2009, at our corporate headquarters at 63 Second Avenue, Burlington, Massachusetts.

This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be conducted at the meeting and provides other information that you should know when you vote your shares. Following the required business meeting, we will report on the Company’s operations.

It is important that your shares be represented whether or not you attend the meeting. You can vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it promptly using the envelope provided.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

George W. LeMaitre
Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Time, on Thursday, June 18, 2009

PLACE	LeMaitre Vascular, Inc. 63 Second Avenue Burlington, Massachusetts

ITEMS OF BUSINESS

(1) To elect three Class III directors nominated by the Board of Directors for three-year terms.

(2) To approve our Amended and Restated 2006 Stock Option and Incentive Plan, pursuant to which an additional 750,000 shares of our common stock would be available for issuance.

(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement.

The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

RECORD DATE	You can vote if you are a stockholder of record on April 20, 2009.

ANNUAL REPORT	Our 2008 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING	Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope provided.

If you do attend the meeting, you may revoke your proxy and vote by ballot.

By Order of the Board of Directors,

Aaron M. Grossman
Vice President, General Counsel, and Secretary

April 30, 2009

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 18, 2009

This proxy statement, the notice of the annual meeting, a sample proxy card, and our 2008 annual report to stockholders are available at http://www.lemaitre.com/proxy.

Stockholders requiring directions to attend the Annual Meeting in person may visit http://www.lemaitre.com/proxy.

LEMAITRE VASCULAR, INC.

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why did I receive these proxy materials?

You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors (“Board” or “Board of Directors”) of LeMaitre Vascular, Inc. (“LeMaitre,” “we,” “us,” “our,” or the “Company”) for use at the Annual Meeting of Stockholders on June 18, 2009 (the “Meeting”). We are sending this proxy statement to all stockholders of record as of the close of business on April 20, 2009 (the “Record Date”), for delivery beginning April 30, 2008. You may obtain additional copies of this proxy statement and proxy card, as well as our 2008 annual report, at the following Internet website: http://www.lemaitre.com/proxy.

Who is entitled to vote at the annual meeting?

Holders of record of our $0.01 par value common stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting. As of that date, there were 15,665,786 shares of Common Stock outstanding and entitled to vote. We are soliciting proxies on behalf of the Board of Directors to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the Meeting in person.

What will stockholders vote on at the meeting?

Stockholders will vote on three items at the Meeting:

•	to elect three Class III directors nominated by the Board of Directors for three-year terms;

•	to approve our Amended and Restated 2006 Stock Option and Incentive Plan, pursuant to which an additional 750,000 shares of our common stock would be available for issuance; and

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Will there be any other items of business on the agenda?

Aside from the election of directors, approval of our Amended and Restated 2006 Stock Option and Incentive Plan, and ratification of the appointment of the independent registered public accounting firm, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the three nominees as directors;

•	“FOR” approval of our Amended and Restated 2006 Stock Option and Incentive Plan; and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

What are my voting rights?

Holders of Common Stock are entitled to one vote per share.

How do I vote by proxy?

You may vote by completing, signing, and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, whether or not you plan to attend the Meeting. The persons named as attorneys-in-fact in the proxies, George W. LeMaitre and Joseph P. Pellegrino, Jr., were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to either of the foregoing matters, the shares represented by the proxy will be voted in accordance with that specification. If no such specifications are indicated, such proxies will be voted “FOR” the election of the nominees to the Board of Directors, “FOR” approval of our Amended and Restated 2006 Stock Option and Incentive Plan, and “FOR” ratification of the appointment of the independent registered public accounting firm.

How do I vote in person?

If you attend the Meeting, you may vote in person even if you have previously returned your proxy card. However, we encourage you to vote by proxy card even if you plan to attend the Meeting. You may obtain directions to the meeting at the following Internet website: http://www.lemaitre.com/proxy.

What can I do if I change my mind after I vote my shares?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, at or before the taking of the vote at the Meeting.

What vote is required to approve each proposal?

For Proposal 1, the election of Class III directors, the nominees receiving the highest number of affirmative votes of the shares present, either in person or represented by proxy, and entitled to vote at the Meeting shall be elected as Class III directors. For both Proposal 2, the approval of the Company’s Amended and Restated 2006 Stock Option and Incentive Plan, and Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current year, an affirmative vote of a majority of the shares present, either in person or represented by proxy, and voting on such matter is required for approval.

What effect do abstentions and broker non-votes have?

Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Who tabulates the votes?

An automated system administered by the Company’s transfer agent, BNY Mellon Shareowner Services, tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

OCCUPATIONS OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table identifies the director nominees to be elected at the Meeting and the directors, executive officers, and key employees of the Company and sets forth the ages of and the positions with the Company currently held by each such person immediately prior to the Meeting.

Name	Age	Position
George W. LeMaitre (1)	44	Chairman of the Board and Chief Executive Officer
David B. Roberts (1)	45	President and Director
Peter R. Gebauer (1)	55	President, International Operations
Trent G. Kamke (1)	38	Senior Vice President, Operations
Joseph P. Pellegrino, Jr. (1)	44	Chief Financial Officer
Aaron M. Grossman (1)	37	Vice President, General Counsel and Secretary
Robert V. Linden (1)	42	Vice President Sales, The Americas
Kimberly L. Cieslak	36	Vice President, Marketing
Ryan H. Connelly	31	Director, Research and Development
Maik D. Helmers	35	Vice President, Central European Sales
Andrew Hodgkinson	33	Vice President, Clinical and Regulatory Affairs
Jonathan W. Ngau	35	Vice President, Information Technology
Nobuhiro Okabe	56	Country Manager, Japan
Cornelia W. LeMaitre	73	Vice President, Human Resources and Director
George D. LeMaitre, M.D.	75	Director
Lawrence J. Jasinski (2)(3)(4)	51	Director
Michael C. Jackson (3)	69	Director
John J. O’Connor (4)	61	Director
Russell D. Hays (2)(4)	64	Director
William N. Thorndike, Jr. (3)	45	Director

(1)	Executive officer
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Audit Committee

George W. LeMaitre has served as our Chief Executive Officer and as a member of our Board of Directors since 1992, serving as our Chairman since 2004. Previously, Mr. LeMaitre was an investment banking analyst at Lehman Brothers, an associate at the leveraged buyout firm McCown De Leeuw and a credit analyst for Connecticut National Bank. Mr. LeMaitre is also a member of the Stanford University Graduate School of Business Management Board. Mr. LeMaitre holds a B.A. in History from Stanford University and an M.B.A. from the Stanford University Graduate School of Business.

David B. Roberts has served as our President from 2007 and has served as a member of our Board of Directors since 2001. Mr. Roberts joined LeMaitre Vascular in 1997 as Vice President of Business Development and was promoted to Chief Financial Officer in 2000. From 1994 to 1997, Mr. Roberts held several positions at BUCA, Inc., an operator of Buca di Beppo restaurants, most recently serving as Vice President of Development and prior to that as Director of Finance. From 1992 to 1994, Mr. Roberts held several positions at Hancock Venture Partners, most recently serving as an Associate. Mr. Roberts holds a B.A. in Business Economics and History magna cum laude from Brown University and an M.B.A. from the Stanford University Graduate School of Business.

Peter R. Gebauer has served as our President, International Operations since 1997. From 1980 to 1996, Mr. Gebauer worked at IMPRA, Inc., a manufacturer of ePTFE vascular grafts, most recently serving as Vice President of Marketing and International Business and, prior to that, developing international sales and marketing organizations in Europe from 1980 to 1987. Mr. Gebauer holds a B.S. in Business from the University of New Hampshire.

Trent G. Kamke has served as our Senior Vice President, Operations since 2005. Mr. Kamke joined LeMaitre Vascular in 1997 as Quality Assurance Manager. From 1999 to 2005, Mr. Kamke served as our Vice President, Operations. Prior to joining LeMaitre Vascular in 1997, Mr. Kamke was employed by Haemonetics Corporation, which designs, manufacturers, and markets automated blood processing equipment. Mr. Kamke holds a B.A. in Physics from Colby College and a B.E. from the Thayer School of Engineering at Dartmouth College.

Joseph P. Pellegrino, Jr. has served as our Chief Financial Officer since 2007. Mr. Pellegrino joined the Company as our Executive Vice President, Finance, in 2005. From 2003 to 2004, he served as temporary Chief Executive Officer of Affordable Luxuries, a direct marketing company. From 1997 to 2003, Mr. Pellegrino worked at Zoots, Inc., a consumer services company, where most recently he served as Senior Vice President of Operations. Previously, Mr. Pellegrino built and sold a regional mall-based specialty retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino holds an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

In January 2005, Affordable Luxuries, Inc., for which Mr. Pellegrino had previously served as an executive officer as described above, filed a voluntary petition for reorganization under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts.

Aaron M. Grossman has served as our General Counsel since 2004 and has served as a Vice President since 2007. Mr. Grossman joined LeMaitre Vascular in 2003 as Director of Legal Affairs. From 1999 to 2002, Mr. Grossman practiced law as an associate in the corporate group of Goulston & Storrs. Mr. Grossman holds an A.B. in Political Science from Vassar College, an M.A.L.D. from the Fletcher School of Law and Diplomacy at Tufts University, and a J.D. magna cum laude from Harvard Law School.

Robert V. Linden has served as our Vice President Sales, The Americas, since January 2009. Mr. Linden joined LeMaitre Vascular in 2002 as a Sales Representative, was promoted to Regional Sales Manager for the Northeastern Region in 2005, was promoted to Director of Sales for the Eastern United States and Canada in January 2008, and was promoted again to Vice President, North American Sales, in April 2008 prior to assuming his current position. Prior to joining the Company, Mr. Linden served as a sales representative at several medical device companies, including Vasca, Inc., Atrium Medical Corporation, Active Medical, Inc., and DePuy Orthopedics, Inc. Mr. Linden holds a B.A. in Marketing from The Pennsylvania State University.

Kimberly L. Cieslak has served as our Vice President, Marketing since 2003. Ms. Cieslak joined LeMaitre Vascular in 1998 as Marketing Coordinator, and was promoted to Marketing Manager in 1999 and to Director of Marketing in 2001. Prior to joining LeMaitre Vascular, Ms. Cieslak worked in the insurance division of General Electric, a diversified technology, media, and financial services company. Previously, Ms. Cieslak was employed by the law firm Hudson and Co. in London, England. Ms. Cieslak holds a B.A. in Economics from the University of Michigan.

Ryan H. Connelly has served as our Director of Research and Development since 2006. Mr. Connelly joined LeMaitre Vascular in 2002 and has held the positions of R&D Engineer, Senior R&D Engineer, and Co-General Manager of our Phoenix facility during that time. From 2001 to 2002, Mr. Connelly worked as a research and development engineer at Panduit Corporation, a network and electrical solutions provider. Mr. Connelly holds a B.S. in Mechanical Engineering and an M.S. in Manufacturing Engineering from Boston University.

Maik D. Helmers has served as our Vice President, Central European Sales since 2006. Mr. Helmers joined LeMaitre Vascular in 1999 as a Sales Representative for northern Germany and was promoted to Sales Manager of Germany in 2001, Austria in 2002, Holland in 2003, and Belgium in 2004. Mr. Helmers holds a Diploma in Sales and Marketing from DVS Germany.

Andrew Hodgkinson has served as our Vice President, Clinical and Regulatory Affairs since September 2008. Mr. Hodgkinson joined LeMaitre Vascular in 2000 as Production Supervisor and was promoted to Production Manager in 2003, Director, Manufacturing in 2006, and then Director, Clinical Affairs in 2007. Mr. Hodgkinson holds a B.A. in Economics from the Whittemore School of Business and Economics at the University of New Hampshire.

Jonathan W. Ngau has served as our Vice President, Information Technology since 2003 and previously served as our Director of Information Technology from 2000 to 2003. Since joining LeMaitre Vascular in 1996, Mr. Ngau has implemented and managed all information technology, business management software solutions, and network security for all of LeMaitre Vascular’s facilities. Mr. Ngau holds a B.A.B.S. in Marketing and Information Systems from Boston University.

Nobuhiro Okabe has served as our Country Manager, Japan since 2007. From 2004 to 2007, he served as General Manager of the Cardiovascular Surgery Division of the Hirata division of Medico, Inc. From 2001 to 2004 he served as Business Director of Cardia Surgery Business of Medtronic Japan Co. Ltd. Mr. Okabe holds a B.S. in Electrical Engineering from Tokai University.

Cornelia W. LeMaitre has served as a member of our Board of Directors since 1992 and as our Vice President, Human Resources since 1998. Mrs. LeMaitre joined LeMaitre Vascular in 1991 and served as the head of marketing from 1991 to 1998. From 1984 to 1991, Mrs. LeMaitre served as Director of Annual Giving at Harvard Medical School and Phillips Academy Andover. Mrs. LeMaitre holds a B.A. in English from College of the Sacred Heart in Newton, Massachusetts, and attended Yale University Graduate School of English.

George D. LeMaitre, M.D. founded LeMaitre Vascular and has served as a member of our Board of Directors since 1983, serving as Chairman of the Board until February 2004. From 1978 to 1982, he served as Chief of Surgery at Lawrence General Hospital in Lawrence, Massachusetts and from 1988 to 1992 as President of the medical staff of Holy Family Hospital in Methuen, Massachusetts. Dr. LeMaitre received a B.A. in Mathematics from Boston College and an M.D. from Tufts University School of Medicine and trained in surgery at New England Medical Center, Hartford Hospital, and the Carney Hospital. He is a Fellow of the American College of Surgeons, American College of Angiology, New England Vascular Society, Society for Clinical Vascular Surgery, and Eastern Vascular Society.

Lawrence J. Jasinski has served as a member of our Board of Directors since 2003. Mr. Jasinski is the President and Chief Executive Officer of Soteira, Inc., a company specializing in less invasive treatment of orthopedic compression fractures. From 2000 to 2005, he was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease. From 1985 to 2000, Mr. Jasinski worked at Boston Scientific Corporation (BSC) and served as its Vice President of Global Marketing, BSC Vascular, from 1998 to 2000. Mr. Jasinski received a B.S. in Marketing from Providence College and an M.B.A. from the University of Bridgeport.

Michael C. Jackson has served as a member of our Board of Directors since 2005. Mr. Jackson is a founding partner of Housatonic Partners, a private equity firm, which was organized in 1994. He also founded Ironwood Manufacturing Fund, a private equity fund, and Ironwood Partners, an investment banking firm, which were both organized in 2003. Prior to that he was a partner and managing director at Lehman Brothers where he remained an advisory director until 2004. Mr. Jackson is a director of: The Hampshire Group, Limited, a diversified apparel company; Focus Four Holdings, an operator of Muzak franchises; South Florida Media Group, a newspaper publisher; and North American Specialty Glass, a manufacturer of safety glass. He holds a B.A. in English from Dartmouth College, an M.A. in International Affairs from the School for Advanced International Studies at Johns Hopkins, and an M.B.A. from the New York University Graduate School of Business.

Russell D. Hays has served as a member of our Board of Directors since January 2008, as well as from 2003 through 2005. Mr. Hays most recently served as the President, CEO, and Chairman of Biosource International,

Inc., a leading provider of biomedical research tools that was subsequently acquired by Invitrogen Corporation in October 2005. Prior to his work at Biosource, Mr. Hays served as President and CEO of NEN Life Sciences, Inc., a major supplier of reagent systems for the genomics industry. Mr. Hays also previously served as the President and CEO of ReSound Corporation, a publicly traded company, and as the Executive Vice President and President of Nellcor Puritan Bennett’s Hospital Business Division. Mr. Hays received a Masters Degree in business from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in physics from Elmhurst College.

John J. O’Connor has served as a member of the Board of Directors since 2008. Prior to his retirement in November 2006, Mr. O’Connor was a partner at PricewaterhouseCoopers LLP, an independent public accounting firm, from 1982 to November 2006, most recently serving as Vice Chairman of Services from June 2002 to November 2006. Mr. O’Connor served as the leader of the U.S. audit practice at PricewaterhouseCoopers from September 2000 to June 2002, and served as the Managing Partner of the firm’s Boston office from 1995 to September 2000. He is a director of Aspect Medical Systems, Inc.; a brain monitoring device company; mTuitive, Inc., a developer of clinical data capture and synoptic reporting software for use by healthcare professionals; Open Pages, Inc., a provider of enterprise governance, risk and compliance management solutions; and Segue Manufacturing Services, LLC, a manufacturing services company. He is a graduate of Suffolk University and has attended the Harvard Business School’s Leadership in Professional Service Firms program and the executive M.B.A. program at the Amos Tuck School at Dartmouth College.

William N. Thorndike, Jr. has served as a member of our Board of Directors since 2008, and previously from 1998 through 2005. Mr. Thorndike founded Housatonic Partners, a private equity firm in Boston, Massachusetts, in 1994 and currently serves as its managing partner. Mr. Thorndike is a graduate of Harvard College and the Stanford Graduate School of Business. He is a Director of Access CIG, LLC, an information management services company; Alta College, Inc., an operator of educational institutions; Carillon Assisted Living, LLC, a provider of residential care to seniors; Cortland Associates, Inc., an investment management company; Liberty Towers, LLC, a communications tower company; White Flower Farm, Inc., a nursery and gardening supply company; WGBH, a public television broadcaster; and a Trustee of the Groton School and the College of the Atlantic.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. George W. LeMaitre, our Chairman of the Board and Chief Executive Officer, is the son of George D. LeMaitre, M.D. and Cornelia W. LeMaitre, each of whom is also a member of the Board of Directors. Mrs. LeMaitre is married to George D. LeMaitre, M.D. and is also our Vice President, Human Resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each Named Executive Officer of the Company (as defined below under “Compensation of Directors and Officers”); (iii) by each director or nominee of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, MA 01803 and has sole voting and investment power with respect to all shares of Common Stock owned.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)
5% Stockholders
Housatonic Partners (3) Prudential Tower 800 Boylston Street Suite 2200 Boston, MA 02199	1,407,759	9.0%
Wellington Management Company (4) 75 State Street Boston, MA, 02109	1,284,119	8.2%

Named Executive Officers
George W. LeMaitre (5)	4,543,448	28.9%
David B. Roberts (6)	435,903	2.8%
Peter R. Gebauer (7)	402,876	2.5%
Joseph P. Pellegrino, Jr. (8)	98,761	*
Trent G. Kamke (9)	76,432	*

Directors
George D. LeMaitre, M.D. (10)	622,988	4.0%
Cornelia W. LeMaitre (11)	548,060	3.5%
Lawrence J. Jasinski (12)	23,698	*
Michael C. Jackson (4)	1,407,759	9.0%
John J. O’Connor	0	*
William N. Thorndike, Jr. (4)	1,407,759	9.0%
Russell D. Hays (13)	6,667	*
All executive officers and directors as a group (14 persons) (14)	8,203,018	49.8%

*	Represents less than 1% of the outstanding Common Stock
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that may be exercised, or restricted stock units held by such person or group that may vest, within 60 days of the Record Date.
(2)	Applicable percentage of ownership as of the Record Date is based upon 15,665,786 shares of Common Stock outstanding.
(3)

With respect to Housatonic Partners, the Company has relied, in part, on information supplied by such entity on a Schedule 13G filed with the SEC on February 13, 2009. Includes 21,668 shares of Common Stock issuable upon exercise of stock options held by Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the general partner of Housatonic Equity Investors, L.P. William N. Thorndike, Jr. is the managing director of Housatonic Equity Partners I, LLC, and William N. Thorndike, Jr., Barry D. Reynolds, Michael C. Jackson, and Eliot Wadsworth II are the managing members of Housatonic Equity Partners I,

LLC. As such, Mr. Jackson and Mr. Thorndike may each be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson and Mr. Thorndike disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest, if any.

(4)	With respect to Wellington Management Company, LLP (“Wellington Management”), the Company has relied, in part, on information supplied by such entity on a Schedule 13G filed with the SEC on February 17, 2009. Wellington Management is a registered investment adviser and is the parent of Wellington Trust Company, NA (“Wellington Trust”). Wellington Trust is a bank and a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of Common Stock. No individual client’s holdings of Common Stock are more than five percent of the outstanding shares of Common Stock. Wellington Management and Wellington Trust share voting power and dispositive power over all 1,284,119 shares of Common Stock.
(5)	Includes 30,581 shares of Common Stock issuable to Mr. LeMaitre upon exercise of stock options. Also, includes 610,154 shares of Common Stock owned by LeMaitre Family LLC, which represents the 20% membership interest held by a trust for the benefit of George W. LeMaitre. LeMaitre Family LLC is 100% owned by Peter Boland, as trustee for various trusts formed for the benefit of the children of Dr. LeMaitre and Mrs. LeMaitre, including George W. LeMaitre. The trust for the benefit of George W. LeMaitre holds a 20% membership interest in LeMaitre Family LLC. George W. LeMaitre and Peter Boland are the managers of LeMaitre Family LLC, with sole voting and investment power with respect to all shares held by such entity, acting by unanimous agreement. George W. LeMaitre disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 100 shares of Common Stock held by each of The Thomas O’Brien Daly Trust, under instrument of trust dated March 22, 2000; The Quinn Weldon Daly Trust, under instrument of trust dated March 22, 2000; and The Katherine Frances Daly Trust, under instrument of trust dated March 22, 2000, of which George W. LeMaitre is the sole trustee in each case. These trusts are each for the benefit of one minor child, who is either George W. LeMaitre’s nephew or niece. George W. LeMaitre, as trustee, has sole voting and investment power with respect to all shares held by each of such trusts, but he disclaims beneficial ownership of all 300 shares. Includes 256,000 shares of Common Stock owned by Mr. LeMaitre and pledged to Brown Brothers Harriman & Co. as security for a personal loan.
(6)	Includes 140,350 shares of Common Stock issuable to Mr. Roberts upon exercise of stock options.
(7)	Includes 390,890 shares of Common Stock issuable to Mr. Gebauer upon exercise of stock options and 200 shares of Common Stock issuable to Mr. Gebauer upon vesting of restricted stock units.
(8)	Includes 85,000 shares of Common Stock issuable to Mr. Pellegrino upon exercise of stock options and 3,000 shares of Common Stock issuable to Mr. Pellegrino upon vesting of restricted stock units.
(9)	Includes 60,212 shares of Common Stock issuable to Mr. Kamke upon exercise of stock options and 200 shares of Common Stock issuable to Mr. Kamke upon vesting of restricted stock units.
(10)	Includes 12,832 shares of Common Stock issuable to Dr. LeMaitre upon exercise of stock options. Excludes 610,154 shares of Common Stock owned by LeMaitre Family LLC.
(11)	Includes 2,000 shares of Common Stock issuable to Mrs. LeMaitre upon exercise of stock options. Excludes 610,154 shares of Common Stock owned by LeMaitre Family LLC.
(12)	Includes 21,668 shares of Common Stock issuable to Mr. Jasinski upon exercise of stock options.
(13)	Includes 6,667 shares of Common Stock issuable to Mr. Hays upon exercise of stock options.
(14)	Includes an aggregate of 742,840 shares of Common Stock issuable upon exercise of stock options, and 8,726 shares of Common Stock issuable upon vesting of restricted stock units, held by 15 executive officers, directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2008, and written representations from certain Reporting Persons, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2008, with the exception of (a) one Form 3 and one Form 4 which were not timely filed on behalf of Mr. Russell D. Hays in January 2008 following the commencement of his service on the Company’s Board, (b) one Form 4 which was not timely filed for each of Trent G. Kamke, Robert V. Linden, and Joseph P. Pellegrino, Jr. in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on May 2, 2008, (c) one Form 4 which was not timely filed for each of Peter R. Gebauer, Aaron M. Grossman, Trent G. Kamke, Cornelia W. LeMaitre, Robert V. Linden, Joseph P. Pellegrino, Jr., and David B. Roberts in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on July 18, 2008, and (d) one Form 4 which was not timely filed for each of Peter R. Gebauer, Aaron M. Grossman, Trent G. Kamke, Robert V. Linden, Joseph P. Pellegrino, Jr., and David B. Roberts in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on December 22, 2008. All of the foregoing transactions were exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

CORPORATE GOVERNANCE

Policies on Corporate Governance

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving stockholders well, and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with the Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, Board committee charters, and key Board policies, form the framework for our governance. The current version of the Code of Business Conduct and Ethics, the Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation Committee, and Corporate Governance Committee are available at the Corporate Governance section of our investor relations website, http://ir.lemaitre.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: LeMaitre Vascular, 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our investor relations website available at http://ir.lemaitre.com and in our public filings with the Securities and Exchange Commission.

For more corporate governance information, you are invited to access the Corporate Governance section of our investor relations website available at http://ir.lemaitre.com.

Director Independence

The Board of Directors has determined that each of Russell D. Hays, Michael C. Jackson, Lawrence J. Jasinski, John J. O’Connor and William N. Thorndike, Jr. is independent within the meaning of the Company’s director independence standards and the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Exchange Act. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s, NASDAQ’s, and the SEC’s committee independence standards.

Nominations for Directors

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills, and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit, or academic organization of high standing;

•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

•	nominees must be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which they may serve; and

•	nominees must, to the extent that they serve or have previously served on other boards, demonstrate a history of actively contributing at board meetings.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to the Company and its corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating and Corporate Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Corporate Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and management, will be requested to take part in the process.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominee in consultation with management, with non-management directors, through the use of search firms or other advisors, through the recommendations submitted by stockholders, or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then usually meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records;

•

A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the proceeding five full fiscal years of the individual recommended for consideration as a director nominee;

•

A written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s minimum qualifications and other criteria and would be able to fulfill the duties of a director;

•	A written statement describing all arrangements or understandings between the stockholder and the proposed director candidate; and

•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

Attn: Secretary of LeMaitre Vascular, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings and Attendance

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 2008, the Board of Directors held eight meetings and committees of the Board held a total of 14 meetings. Overall attendance at these meetings was 89%. Eleven individuals served on our Board in 2008, and eight of these individuals attended more than 75% of the total meetings of the Board of Directors and each of the committees on which he or she served during 2008. Michael C. Jackson and William N. Thorndike, Jr. attended 67% and 25%, respectively, of the total meetings of the Board of Directors and each of the committees on which they served during 2008. In addition, our Board acted by unanimous written consent one time, our Compensation Committee acted by unanimous written consent five times, and our Nominating and Corporate Governance Committee acted by unanimous written consent one time during 2008. Our corporate governance guidelines provide that each director is expected to spend the time and effort to properly fulfill his or her responsibilities, including regularly attending meetings of the Board and committees on which he or she sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. Directors and nominees are encouraged to attend the annual meeting of stockholders. Two of our directors then in office attended the 2008 annual meeting in person and five attended telephonically.

Executive Sessions of Independent Directors

The Board of Directors holds an executive session of the independent directors at least once per year. Executive sessions do not include any of the employee directors of the Company. The independent directors rotate the responsibility for chairing executive sessions.

Communication with the Board of Directors

Shareholders may communicate with all members of the Board of Directors, the chair of any committee of the Board of Directors, or any individual director by directing the communication in writing in care of the Secretary of the Company at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by the Secretary of the Company, and the shareholder making such communications will receive a written acknowledgement from the Secretary of the Company of the receipt of the communication.

Communications are distributed to the Chairman of the Board, as a representative of the Board of Directors, or to any individual director, depending upon to whom the communication is addressed. In that regard, the Board of Directors has requested that certain communications unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as product complaints, inquiries, and suggestions; other ordinary business affairs suited to our management; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded.

Committees of the Board of Directors

Our Amended and Restated By-laws provide that the Board may delegate responsibility to committees. During 2008, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The membership of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is composed entirely of independent directors. In addition, the members of the Audit Committee meet the heightened standards of independence for audit committee members required by SEC rules and NASDAQ Stock Market listing standards.

The table below shows the current membership of each Board committee and the number of meetings held during 2008.

Name	Audit	Compensation	Nominating and Corporate Governance
Russell D. Hays	X	X
Michael C. Jackson			X
Lawrence J. Jasinski	X	Chair	X
John J. O’Connor	Chair
William N. Thorndike, Jr.			Chair
2008 Meetings	6	7	1

Audit Committee

The Company has a separately designated standing audit committee. The Audit Committee currently consists of Messrs. Hays, Jasinski, and O’Connor. Mr. O’Connor serves as chairperson of the Audit Committee. The Board of Directors has also determined that each member of the Audit Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards and the SEC’s heightened director independence standards for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. The Company has determined that each of the members of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. O’Connor is an “audit committee financial expert” as defined in recently adopted SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. O’Connor’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. O’Connor any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls, and audit functions. In fulfilling its role, the Audit Committee responsibilities include:

•	appointing, evaluating, and, where appropriate, replacing our independent registered public accounting firm;

•	pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;

•

reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records, and the results of recently completed internal examinations;

•	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

•	reviewing major issues as to the adequacy of our internal controls;

•	monitoring compliance with our Code of Business Conduct and Ethics as it pertains to issues regarding accounting, internal controls, or auditing matters; and

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

Ernst & Young LLP currently serves as the Company’s independent registered public accounting firm. The Audit Committee met six times during the fiscal year ended December 31, 2008. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s investor relations website at http://ir.lemaitre.com.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hays and Jasinski. Mr. Jasinski serves as the chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s and NASDAQ’s director independence standards.

The Compensation Committee’s responsibilities include:

•	administering our annual incentive and equity-based incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

•	approving compensation of executive officers and certain senior management; and

•

if and as required by Securities and Exchange Commission regulations, discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement.

The Compensation Committee determines the annual base salary, annual and long-term incentive opportunities, and equity-based awards provided to our Chief Executive Officer and approves the compensation of other executive officers, taking into consideration the recommendations of our Chief Executive Officer. Our Chief Executive Officer provides significant input on the compensation, including annual merit adjustments and equity awards, of the other named executive officers and his other direct reports. In 2008, the Compensation Committee retained an independent, third-party compensation consultant, J. Thelander Consulting, to review our executive compensation programs, including a compensation analysis for each of our executive officers of all elements of compensation—base salary, cash bonus, equity incentive grants, and severance benefits. J. Thelander Consulting provided the Compensation Committee with a written report based on competitive market compensation data based on a survey of companies in the medical device industry with comparable market capitalizations and made general recommendations to the Compensation Committee. The Compensation Committee considered the results of this analysis in its compensation determinations and ultimately made all determinations regarding compensation payable to our executive officers throughout the year.

The Compensation Committee met seven times and acted by unanimous written consent five times during the fiscal year ended December 31, 2008. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s investor relations website at http://ir.lemaitre.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Jackson, Jasinski, and Thorndike. Mr. Thorndike serves as chairperson of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company’s, NASDAQ’s, and the SEC’s director independence standards. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;

•	recommending director candidates to the Board;

•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and

•	monitoring, in cooperation with the Board’s Audit Committee, compliance with our Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee met one time and acted by unanimous written consent one time during the fiscal year ended December 31, 2008. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s investor relations website at http://ir.lemaitre.com.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Jasinski and Hays, as well as former directors Duane M. DeSisto and David N. Gill, served as members of the Compensation Committee. No person who served as a member of the Compensation Committee was, at any time during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure in this Proxy Statement under SEC rules.

During the last year, no executive officer of the Company served as (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of any other entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements and financial reporting, our compliance with legal and regulatory requirements, and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and our financial management personnel. Our management is responsible for:

•	the preparation, presentation, and integrity of our financial statements;

•	establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f));

•	evaluating the effectiveness of disclosure controls and procedures; and

•	evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

The Audit Committee acts under a written charter, which governs the operations of the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008, with Company management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also received various communications from and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board’s applicable requirements, and the Audit Committee discussed the independence of Ernst & Young LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. Previously, the Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008, and the stockholders of the Company ratified this selection at the our 2008 Annual Meeting of Stockholders.

The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2009.

Respectfully Submitted by the Audit Committee:

John J. O’Connor (Chairman)
Russell D. Hays
Lawrence J. Jasinski

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

Summary Compensation Table (1)

Summary Compensation. The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the fiscal year ended December 31, 2008, to the Company’s Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated persons serving as executive officers of the Company during fiscal year 2008 who received total compensation during that year in excess of $100,000 (collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)		Bonus (2) ($)		Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(i)		(j)
George W. LeMaitre	2006	$260,000		$40,000		$—	$—	$66,103		$6,686		$372,789
Chairman and Chief Executive Officer	2007	270,000		24,447		—	—	50,125		6,836		351,408
	2008	280,000		—		—	32,992	—	(6)	6,230		319,222

Joseph P. Pellegrino, Jr.	2006	205,000		12,000		9,857	1,950	28,403		—		257,210
Chief Financial Officer	2007	216,000		13,909		36,185	17,365	44,347		—		327,806
	2008	224,000		5,856		67,150	21,735	40,592	(7)	—		359,333

David B. Roberts	2006	222,500		34,075		72,214	1,950	46,190		6,448		383,377
President and former Chief Financial Officer	2007	236,000		18,521		24,733	17,365	57,898		16,433		370,950
	2008	247,500		—		37,792	66,407	75,463	(7)	6,410		433,572

Peter R. Gebauer	2006	220,100	(8)	50,840	(8)(9)	81,010	2,015	48,679	(8)	39,088	(10)	441,732	(11)
President, International Operations	2007	234,438	(8)	12,406	(8)	25,491	2,942	26,015	(8)	108,090	(10)	409,382	(11)
	2008	261,877	(12)	1,864	(13)	44,123	3,579	90,743	(7)(13)	80,324	(10)	482,510	(11)

Trent G. Kamke	2008	162,500		6,400		43,720	3,579	44,260	(7)	5,393		265,852
Senior Vice President, Operations (14)

(1)	The compensation in this table does not include certain perquisites and other personal benefits received by the named executive officers that did not exceed $10,000 in the aggregate during 2006, 2007 or 2008.
(2)	Amounts shown in this column for 2006 include annual cash incentives for awards earned for 2006 and paid in part in 2006 and in part in 2007 in the case of Mr. Roberts and Mr. Pellegrino, and paid in 2007 in the case of Mr. LeMaitre and Mr. Gebauer. Amounts shown in this column for 2007 include annual cash incentive awards earned for 2007 and paid in 2008 in the case of all of the NEOs. Amounts shown in this column for 2008 include annual cash incentive awards earned for 2008 and paid in 2009 in the case of all NEOs. These cash incentive awards represent amounts paid to each of the NEOs as though certain individual Management Incentive Compensation Plan targets were achieved, where the Compensation Committee exercised its discretion to award these amounts because it believed that the objective of the bonus target had been substantively accomplished, or otherwise exercised its discretion to interpret the bonus target.
(3)	These amounts represent stock based compensation expense for restricted stock unit awards granted to each of Mr. Roberts, Mr. Gebauer, Mr. Pellegrino, and Mr. Kamke. Stock-based compensation expense for these awards was calculated in accordance with SFAS No. 123(R) and is being amortized over the vesting period of the related awards. The amounts reflected in this table exclude the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in fiscal year 2008. For a discussion of valuation assumptions see Note 1 to our 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. At December 31, 2008, there was approximately $300,405 of unamortized stock-based compensation expense related to these awards excluding our estimate of forfeitures, which will be amortized over the remaining vesting period of the awards. No restricted stock unit awards were granted to Mr. LeMaitre in 2006, 2007 or 2008. No stock awards were granted to any of the above named officers except those granted in 2006, with the exception of Mr. Roberts, who received a stock award for 252,852 shares of Common Stock in 1997.
(4)

These amounts represent stock based compensation expense for stock option awards granted to each of Mr. LeMaitre, Mr. Roberts, Mr. Gebauer, Mr. Pellegrino and Mr. Kamke. Stock-based compensation expense for these awards was calculated in accordance with SFAS No. 123(R) and is being amortized over the vesting period of the related awards. The amounts reflected in this table exclude the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in fiscal year 2008. For a discussion of valuation assumptions see Note 1 to our 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended

December 31, 2008. At December 31, 2008, there was approximately $333,237 of unamortized stock-based compensation expense related to these awards excluding our estimate of forfeitures, which will be amortized over the remaining vesting period of the awards. All stock option awards granted to each of the above named officers prior to 2006 were accounted for in accordance with APB Opinion No. 25 and were granted at exercise prices equal to fair value on the date of grant. Accordingly, there was no stock-based compensation expense associated with awards made prior to 2006.

(5)	Amounts shown in this column for 2006 represent annual and quarterly cash incentive awards earned for 2006 and paid in part in 2006 and in part in 2007 in the case of Messrs. Roberts and Pellegrino, and paid in 2007 in the case of Messrs. LeMaitre and Gebauer. Amounts shown in this column for 2007 represent annual and quarterly cash incentive awards earned for 2007 and paid in 2008 in the case of all of the NEOs. Amounts shown in this column for 2008 represent annual and quarterly cash incentive awards earned for 2008 and paid in part in 2008 and in part in 2009 in the case of Messrs. Gebauer, Roberts and Kamke, and paid in 2009 in the case of Messrs. LeMaitre and Pellegrino. These cash incentive awards represent amounts paid to each of the NEOs upon the achievement of individual Management Incentive Compensation Plan targets, as further discussed in the narrative following this table.
(6)	In June 2008, Mr. LeMaitre voluntarily forfeited his all of his Non-Equity Incentive Plan Compensation for 2008 in order to assist the Company in meeting its 2008 financial objectives. Mr. LeMaitre’s Non-Equity Incentive Plan Compensation for 2008 would have approximated $115,000.
(7)	In June 2008, Messrs. Pellegrino, Roberts, Gebauer and Kamke each voluntarily forfeited 20% of their Non-Equity Incentive Plan Compensation for 2008 in order to assist the Company in meeting its 2008 financial objectives. The amount of forfeited compensation for each of Messrs. Pellegrino, Roberts, Gebauer and Kamke equaled $13,150, $17,921, $20,094 (denominated in Euro and translated to dollars based upon the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097), and $10,540, respectively.
(8)	All amounts shown with respect to Salary, Bonus, and Non-Equity Incentive Plan Compensation for 2006 and 2007 were earned in U.S. Dollars. Pursuant to a contractual split pay arrangement, 90% of such amounts were paid in Euros using a rate of € to U.S.$ of 1.1800.
(9)	Includes a $34,860 cash incentive bonus paid to Mr. Gebauer upon completion of the Company’s initial public offering pursuant to a contractual agreement.
(10)	The amount shown for 2006 includes $20,873 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required rate of € to U.S.$ of 1.2450). The amount shown for 2007 includes represents $44,475 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required rate of € to U.S.$ of 1.2563), $28,711 for a company car, and $12,819 as the fair market value of a gift in recognition of Mr. Gebauer’s completion of ten years of employment with the Company. Unless otherwise noted, dollar amounts for perquisites paid in Euros for 2007 are based on the exchange rate for € to U.S.$ as of December 31, 2007, which was 1.4729. The amount shown for 2008 includes represents $37,157 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required rate of € to U.S.$ of 1.3712), and $20,610 for a company car. Unless otherwise noted, dollar amounts for perquisites paid in Euros for 2008 are based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097. Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid in four equal quarterly installments.
(11)	In 2006, $325,931 was paid in Euros, of which $287,657 was earned in dollars but paid at the rate of € to U.S.$ of 1.1800 as required by Mr. Gebauer’s 2003 employment agreement, which was superseded by a new employment agreement commencing October 1, 2008, $20,837 was calculated in dollars but paid at the rate of € to U.S.$ of 1.2450 as required by a different provision in Mr. Gebauer’s 2003 employment agreement, and $17,437 was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2006, which was 1.3203. In 2007, $352,590 was paid in Euros, of which $245,573 was earned in dollars but paid at the rate of € to U.S.$ of 1.1800 as required by Mr. Gebauer’s 2003 employment agreement, $44,475 was calculated in dollars but paid at the rate of € to U.S.$ of 1.2563 as required by a different provision in Mr. Gebauer’s 2003 employment agreement, and $62,541 was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2007, which was 1.4729. In 2008, $414,368 was paid in Euros, of which $165,799 was earned in dollars but paid at the rate of € to U.S.$ of 1.1800 as required by Mr. Gebauer’s 2003 employment agreement, $37,157 was calculated in dollars but paid at the rate of € to U.S.$ of 1.3712 as required by a different provision in Mr. Gebauer’s 2003 employment agreement, and $211,511 was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097.
(12)	Amounts shown with respect to Salary for 2008 were earned in U.S. Dollars through September 2008. Pursuant to a contractual split pay arrangement, 90% of such amounts were paid in Euros using a rate of € to U.S.$ of 1.1800. Thereafter, amounts shown were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097.
(13)	Amounts shown with respect to Bonus and Non-Equity Incentive Plan Compensation for 2008 were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097.

(14)	Mr. Kamke was not a Named Executive Officer for either 2006 or 2007. Accordingly, Mr. Kamke’s compensation for these periods is not presented.

Discussion of Summary Compensation Table

The compensation paid to the Named Executive Officers includes salary, cash incentive compensation and equity incentive compensation. The terms of employment agreements that we have entered into with our Named Executive Officers are described below under “Employment Agreements and Potential Payments upon Termination or Change-in-Control.”

Cash Compensation

We pay our executive officers a base salary, which our Compensation Committee reviews and determines annually. In 2008, we increased the base salaries of our Named Executive Officers as follows: Mr. LeMaitre’s base salary increased from $270,000 to $280,000 per year, Mr. Pellegrino’s base salary increased from $212,500 to $224,000 per year, Mr. Roberts’ base salary increased from $236,000 to $247,500 per year and Mr. Kamke’s base salary increased from $155,000 to $162,500 per year. The base salaries of our Named Executive Officers, excluding Mr. LeMaitre, reflected a 5% increase over 2007. Mr. LeMaitre’s base salary reflected a 4% increase in 2008 over 2007. On October 1, 2009 Mr. Gebauer signed a new employment agreement which increased his annual base salary to €220,000.

Bonus Payments

The established targets for annual bonus payments for each of our Named Executive Officers for 2008 were as follows: Mr. LeMaitre—43% of base salary; Mr. Pellegrino—27% of base salary; Mr. Roberts—35% of base salary; Mr. Gebauer—29% of base salary; and Mr. Kamke—33% of base salary. During the course of 2008, the Compensation Committee increased the amounts for Mr. LeMaitre and Mr. Roberts to 50% and 40%, respectively. Subsequently Mr. LeMaitre voluntarily forfeited his all of his annual bonus compensation for 2008 and all other Named Executive Officers voluntarily forfeited 20% of their annual bonus compensation for 2008 in order to assist the Company in meeting its 2008 financial objectives. On October 1, 2009 Mr. Gebauer signed a new employment agreement which increased his 2008 bonus potential to €63,593 prior to the voluntary forfeiture.

Bonus payments made reflect the Compensation Committee’s determination that individual performance targets established under our Management Incentive Compensation Plan were achieved, and are reflected in the Summary Compensation Table as Non-Equity Incentive Plan Compensation, except that the Compensation Committee authorized certain modest discretionary bonuses to Messrs. Pellegrino, Gebauer and Kamke, which amounts are reflected in the Summary Compensation Table as Bonus Compensation.

Mr. LeMaitre’s Non-Equity Incentive Plan Compensation for 2008 would have approximated $115,000. The amount of forfeited compensation for each of Messrs. Pellegrino, Roberts, Gebauer and Kamke equaled $13,150, $17,921, $20,094 (denominated in Euro and translated to dollars based upon the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097), and $10,540, respectively.

In addition, Messrs. Pellegrino, Roberts, Gebauer and Kamke were also eligible in 2008 to receive separate and additional quarterly cash and equity bonus payments upon the achievement of quarterly performance targets selected once per quarter by Mr. LeMaitre and approved by the Compensation Committee, the cash portion of which payments are reflected in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Messrs. Roberts and Gebauer each achieved two of these performance targets and Mr. Kamke achieved one of these targets.

Long-Term Incentive Compensation

The Compensation Committee makes regular annual equity grants to our executive officers based on the level of the executive officer on the Company’s organizational chart. In 2008, all Named Executive Officers received a grant of either stock options, in the case of Messrs. LeMaitre and Roberts, or restricted stock units, in the case of the other NEOs, with fair market values at the time of grant intended by the Compensation Committee to approximate the following amounts:

Named Executive Officer	Amount
George W. LeMaitre	$250,000
Joseph P. Pellegrino, Jr.	$125,000
David B. Roberts	$150,000
Peter R. Gebauer	$100,000
Trent G. Kamke	$50,000

These equity grants vest in equal annual installments over a period of five years, subject to continued employment. Messrs. Roberts and Gebauer each received two awards of 1,000 restricted stock units and Mr. Kamke received one award of 1,000 restricted stock units as a result of achieving quarterly performance targets, which awards also vest in equal annual installments over a period of five years, subject to continued employment.

Perquisites

We provide certain other perquisites to Mr. Gebauer, our President, International Operations, who is an American citizen living overseas. In 2008, he was provided with a car allowance, private health insurance (as Mr. Gebauer is not eligible for participation in the German public health insurance system), airfare for a family trip to the United States, and reimbursement of expenses relating to personal tax preparation and advice. We also provide Mr. Gebauer with a tax equalization payment that is designed to reimburse him for any additional taxes that he pays as a result of his residence in Germany while employed by us.

Outstanding Equity Awards at Fiscal Year-End (1)

Option Exercises and Unexercised Option Holdings. The following table sets forth certain information regarding the number and value of exercisable options by each of the Named Executive Officers as of December 31, 2008, and the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
George W. LeMaitre	—		157,714	(2)	$3.27	06/05/15	—		—
Joseph P. Pellegrino, Jr.	75,000	(3)	25,000		$11.78	12/21/15	—		—
	10,000	(4)	15,000		$5.95	11/20/13	—		—
	—		—		—	—	3,333	(5)	$7,699
	—		—		—	—	12,000	(6)	$27,720
	—		—		—	—	6,557	(7)	$15,146
	—		—		—	—	13,514	(8)	$31,217
	—		—		—	—	23,438	(9)	$54,141
David B. Roberts	92,500	(10)	—		$7.44	10/20/12	—		—
	10,000	(4)	15,000		$5.95	11/20/13	—		—
	—		94,629	(11)	$3.27	06/15/15	3,333	(5)	$7,699
	—		—		—	—	6,557	(7)	$27,720
	—		—		—	—	1,000	(12)	$2,310
	—		—		—	—	1,000	(13)	$2,310
Peter R. Gebauer	297,678	(14)	—		$0.10	—	—		—
	92,500	(15)	—		$8.37	09/21/13	—		—
	808	(16)	1,213		$12.37	04/25/13	—		—
	—		—		—	—	3,333	(5)	$7,699
	—		—		—	—	800	(17)	$1,848
	—		—		—	—	6,557	(7)	$15,146
	—		—		—	—	14,514	(8)	$33,527
	—		—		—	—	16,722	(12)	$38,627
	—		—		—	—	1,000	(13)	$2,310
Trent G. Kamke	16,000	(18)	—		$3,625	12/31/09	—		—
	6,000	(19)	—		$4.15	12/30/10	—		—
	6,000	(20)	—		$4.44	04/29/11	—		—
	7,500	(21)	—		$7.03	05/16/12	—		—
	14,500	(22)	—		$7.44	09/05/12	—		—
	9,000	(23)	6,000		$11.78	11/21/15	—		—
	808	(16)	1,213		$12.37	4/25/13	—		—
	—		—		—	—	3,333	(5)	$7,699
	—		—		—	—	450	(24)	$1,039
	—		—		—	—	800	(6)	$1,848
	—		—		—	—	6,557	(7)	$15,146
	—		—		—	—	13,514	(8)	$31,217
	—		—		—	—	1,000	(25)	$2,310

(1)	Columns disclosing outstanding equity awards at fiscal year end under the headings “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options,” “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” and “Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested” are not included in this table because no equity awards were outstanding in these categories for the fiscal year ending 2007.
(2)	20% of the options in this award vest on June 6, 2009, and the remainder vest annually at a rate of 20% per year.
(3)	25% of the options in this award vested on December 22, 2006, and the remainder vest annually at the rate of 25% per year.
(4)	20% of the options in this award vested on November 21, 2007, and the remainder vest annually at the rate of 20% per year.
(5)	1/3 of the units in this award vested on December 22, 2007, and the remainder vest annually at the rate of 1/3 per year.
(6)	20% of the units in this award vested on May 2, 2008, and the remainder vest annually at the rate of 20% per year.
(7)	20% of the units in this award vested on July 18, 2008, and the remainder vest annually at the rate of 20% per year.
(8)	20% of the units in this award vest on September 1, 2009, and the remainder vest annually at the rate of 20% per year.
(9)	20% of the units in this award vest on September 5, 2009, and the remainder vest annually at the rate of 20% per year.
(10)	100% of the options in this award were vested as of October 21, 2007.
(11)	20% of the options in this award vested on October 20, 2008, and the remainder vest annually at the rate of 20% per year.
(12)	20% of the units in this award vest on November 6, 2009, and the remainder vest annually at the rate of 20% per year.
(13)	20% of the units in this award vest on February 27, 2010, and the remainder vest annually at the rate of 20% per year.
(14)	100% of the options in this award were vested as of May 15, 2003.
(15)	100% of the options in this award were vested as of September 22, 2008.
(16)	20% of the options in this award vested on April 26, 2007, and the remainder vest annually at the rate of 20% per year.
(17)	20% of the units in this award vested on May 2, 2008, and the remainder vest annually at the rate of 20% per year.
(18)	100% of the options in this award were vested as of January 1, 2005.
(19)	100% of the options in this award were vested as of December 31, 2005.
(20)	100% of the options in this award were vested as of April 30, 2006.
(21)	100% of the options in this award were vested as of May 17, 2007.
(22)	100% of the options in this award were vested as of September 6, 2007.
(23)	20% of the options in this award vested on November 22, 2006, and the remainder vest annually at the rate of 20% per year.
(24)	20% of the units in this award vested on April 27, 2008, and the remainder vest annually at a rate of 20% per year.
(25)	20% of the units in this award vest on November 2, 2009, and the remainder vest annually at a rate of 20% per year.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Employment Agreements. We have employment agreements with Messrs. LeMaitre, Roberts, Gebauer and Pellegrino:

George W. LeMaitre

Pursuant to the terms of his employment agreement, dated October 10, 2005, if Mr. LeMaitre terminates his employment for good reason, as defined in the agreement, or if we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to two weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary.

David B. Roberts

Pursuant to the terms of his employment agreement, dated June 20, 2006, if we terminate Mr. Roberts’ employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to four weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary.

Peter R. Gebauer

Pursuant to the terms of his employment agreement, dated October 1, 2008, Mr. Gebauer is entitled to receive a minimum annual base salary of €220,000 through December 31, 2009, after which his compensation will be subject to annual adjustment, and is eligible for an annual cash performance bonus of up to not less than €72,978, upon the achievement of performance objectives approved by our Compensation Committee. Additionally, Mr. Gebauer is entitled to receive quarterly tax equalization payments with respect to his base salary and cash performance bonus in order to provide Mr. Gebauer, on an after-tax basis, with a net amount approximate to that he would receive were he working in Massachusetts, where our headquarters is located.

We may terminate Mr. Gebauer’s employment for death or good cause, as defined in the employment agreement. We may also terminate Mr. Gebauer’s employment for any reason upon the minimum amount of prior notice required by German law, provided that the Company pay him a lump sum payment equal to 13.5 months minus the duration of the applicable notice period of Mr. Gebauer’s base salary, a lump sum payment equal to the pro rata amount of Mr. Gebauer’s annual cash performance bonus as per the day on which notice of termination is received, a tax equalization payment for all base salary and cash performance bonus received by Mr. Gebauer through the date of termination notice, and a continuation of private health insurance for a period of 7.5 months minus the duration of the applicable notice period. Additionally, upon any termination of Mr. Gebauer, we must reimburse him up to $74,800 of costs that he incurs in relocating back to the continental United States.

In addition, Mr. Gebauer is entitled to receive equity awards with respect to the our Common Stock, vesting over five-year periods, with a fair value approximating €74,745, subject to adjustment by our Compensation Committee in its reasonable discretion.

Joseph P. Pellegrino, Jr.

Pursuant to the terms of his employment agreement, dated April 20, 2006, either we or Mr. Pellegrino may terminate his employment at any time. If we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equal to (i) the greater of $50,000 or the equivalent of two weeks of base salary per each completed twelve-month period of service as of the date of termination if the termination occurs prior to December 11, 2009, or (ii) the greater of $100,000 or the equivalent of two weeks of base salary per each completed twelve-month period of service as of the date of termination if the termination occurs on or after December 11, 2009.

All of the foregoing employment agreements were amended prior to December 31, 2008 to comply with the requirements of Section 409A of the Internal Revenue Code of 1986.

Potential Payments upon Termination or Change-in-Control. The following tables set forth potential payments payable to our Named Executive Officers under their current employment agreements and our other compensation programs as at December 31, 2008, upon termination of employment or a change in control of us. The compensation committee may in its discretion revise, amend, or add to these benefits if it deems advisable.

George W. LeMaitre

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance	$—	$172,308	$172,308	$—	$—	$—	$—	$172,308
Health Care Benefits	—	1,775	1,775	—	—	—	—	1,775
Total	—	$174,083	$174,083	—	—	—	—	$174,083

David B. Roberts

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance	$—	$209,423	$—	$—	$—	$—	$—	$209,423
Health Care Benefits	—	6,442	—	—	—	—	—	6,442
Total	—	$215,855	—	—	—	—	—	$215,855

Peter R. Gebauer

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance (1)	$—	$348,901	$—	$—	$—	$348,901	$—	$348,901
Pro Rata Bonus (1)	—	89,647	—	—	—	89,647	—	89,647
Health Care Benefits (1)	—	4,710	—	—	—	4,710	—	4,710
Other Perquisites (2)	74,800	136,569	74,800	74,800	74,800	136,569	74,800	136,569
Total	$74,800	$579,854	$74,800	$74,800	$74,800	$579,854	$74,800	$579,854

(1)	Amounts shown are calculated and payable in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097. Amounts shown include payments to be made during mandatory notice periods, where applicable.
(2)	Consists of tax equalization payments as described above, which consist of approximately $19,101 with respect to the tax equalization of applicable 2007 compensation and approximately $42,696 with respect to the tax equalization of applicable 2008 compensation, and expenses incurred in connection with relocation back to the United States, which shall be reimbursed up to an amount equal to $74,800. Amounts shown are calculated and payable in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097, other than the relocation reimbursement, which is calculated and payable in dollars.

Joseph P. Pellegrino, Jr.

Payments and Benefits	Voluntary Termination Without Good Reason	Involuntary Termination Without Cause	Voluntary Termination for Good Reason	Termination for Cause	Termination upon Death	Termination upon Disability	Retirement	Termination w/o Cause after Change-in-Control
Cash Severance	$—	$50,000	$—	$—	$—	$—	$—	$50,000
Total	—	$50,000	—	—	—	—	—	$50,000

DIRECTOR COMPENSATION

Director Compensation (1)

Director Compensation. The following table sets forth the retainers, other cash fees, and equity compensation received by our non-employee directors during the fiscal year ended December 31, 2008, as well as the compensation received by two employee directors who are not Named Executive Officers during fiscal year 2008.

Name	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3) ($)		Option Awards (4) ($)	Non-Equity Incentive Plan Compensation ($)		All other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)		(g)		(h)
Duane M. DeSisto	11,250	—		18,810	—		—		30,060
David N. Gill	19,128	—		25,040	—		—		44,168
Russell D. Hays	24,000	—		18,329	—		—		42,329
Michael C. Jackson (5)	23,652	6,413		36,526	—		—		66,590
Lawrence J. Jasinski	25,250	6,413		42,661	—		—		74,324
Cornelia W. LeMaitre	—	—	(6)	—	—	(7)	—	(8)	—	(9)
George D. LeMaitre, M.D.	—	—	(6)	—	—	(7)	—	(8)	—	(10)
John J. O’Connor	8,201	—		2,891	—		—		11,092
William N. Thorndike, Jr. (5)	23,652	6,413		36,526	—		—		66,590

(1)	Column disclosing compensation under the heading “Nonqualified Deferred Compensation Earnings” is not included because no compensation in this category was awarded to, earned by, or paid to our directors in 2008.
(2)	Represents fees earned in 2008 pursuant to our Non-Employee Director Compensation Policy discussed below.
(3)	Represents stock-based compensation expense for fiscal year 2008 for restricted stock unit awards for 2,500 shares of Common Stock granted in 2006, to each of Mr. DeSisto, Mr. Gill, Housatonic Equity Investors, L.P., and Mr. Jasinski. Stock-based compensation expense for these awards was calculated in accordance with SFAS No. 123(R) and is being amortized over the vesting period of the related awards. The amounts reflected in this table exclude the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in fiscal year 2008. For a discussion of valuation assumptions see Note 1 to our 2008 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The restricted stock unit awards are subject to vesting at a rate of one-third on each one-year anniversary of the grant, commencing on the first anniversary. As of December 31, 2008, each of Housatonic Equity Investors, L.P., and Mr. Jasinski held 833 unvested restricted stock units, and Mr. DeSisto and Mr. Gill each held no such units due to their departures from the Board in 2008. At December 31, 2008, there was approximately $4,951 of unamortized stock-based compensation expense related to each of the restricted stock unit awards granted to Housatonic Equity Investors, L.P., and Mr. Jasinski, excluding our estimate of forfeitures, which will be amortized over the remaining vesting period of the award; no such unamortized expense related to the restricted stock unit awards granted to Mr. DeSisto or Mr. Gill existed, due to their departures from the Board in 2008.
(4)

Represents stock-based compensation expense for fiscal year 2008 for stock option awards granted in 2006 to each of Mr. DeSisto, Mr. Gill, Housatonic Equity Investors, L.P., and Mr. Jasinski, in 2007 to each of Mr. DeSisto, Mr. Gill, Housatonic Equity Investors, L.P., and Mr. Jasinski, and in 2008 to each of Mr. Hays, Housatonic Equity Investors, L.P., Mr. Jasinski, and Mr. O’Connor. Stock-based compensation expense for these awards was calculated in accordance with SFAS No. 123(R) and is being amortized over the vesting period of the related awards. The amounts reflected in this table exclude the estimate of forfeitures applied by us under SFAS No. 123(R) when recognizing stock-based compensation expense for financial statement reporting purposes in fiscal year 2008. For a discussion of valuation assumptions see Note 1 to our 2008

Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. In April 2006, we awarded (i) each of Messrs. DeSisto, Gill, and Neels a one-time stock option award to purchase 20,000 shares of Common Stock at an exercise price of $12.37 per share, (ii) Housatonic Equity Investors, L.P. a one-time stock option award to purchase 8,170 shares of Common Stock at an exercise price of $12.37 per share, and (iii) Mr. Jasinski a one-time stock option award to purchase 10,809 shares of Common Stock at an exercise price of $12.37 per share, each of which vest at a rate of 1/3 on each one-year anniversary of the grant, commencing on the first anniversary. In July 2007, we awarded each of Mr. DeSisto, Mr. Gill, Housatonic Equity Investors, L.P., and Mr. Jasinski an annual stock option award to purchase 7,500 shares of Common Stock at an exercise price of $6.10 per share, each of which vest at a rate of 1/3 on each one-year anniversary of the grant, commencing on the first anniversary. In January 2008, we awarded Mr. Hays a one-time stock option award to purchase 20,000 shares of Common Stock at an exercise price of $6.20 per share, which vests at a rate of 1/3 on each one-year anniversary of the grant, commencing on the first anniversary. In September 2008, we awarded each of Mr. Hays, Mr. Jasinski, and Housatonic Equity Investors, L.P. an annual stock option award to purchase 7,500 shares of Common Stock at an exercise price of $3.40 per share, each of which vest at a rate of 1/3 on each one-year anniversary of the grant, commencing on the first anniversary. In September 2008, we awarded Mr. O’Connor a one-time stock option award to purchase 20,000 shares of Common Stock at an exercise price of $3.42 per share, which vests at a rate of 1/3 on each one-year anniversary of the grant, commencing on the first anniversary. As of December 31, 2008, (i) Housatonic Equity Investors, L.P. held 8,170 outstanding 2006 options, of which 5,447 were exercisable; (ii) Mr. Jasinski held 10,809 outstanding 2006 options, of which 7,206 were exercisable; (iii) each of Housatonic Equity Investors, L.P. and Mr. Jasinski held 7,500 outstanding 2007 options, of which 2,500 were exercisable; (iv) Mr. Hays held 27,500 outstanding 2008 options, none of which were exercisable; (v) Mr. O’Connor held 20,000 outstanding 2008 options, none of which were exercisable; (vi) each of Housatonic Equity Investors, L.P. and Mr. Jasinski held 7,500 outstanding 2008 options, none of which were exercisable; and (v) neither Mr. DeSisto nor Mr. Gill held any outstanding options, due to their departures from the Board in 2008. At December 31, 2008, there was approximately $121,637 of unamortized stock-based compensation expense related to these awards excluding our estimate of forfeitures, which will be amortized over the remaining vesting period of the awards; no such unamortized expense related to the awards granted to Mr. DeSisto or Mr. Gill existed, due to their departures from the Board in 2008.

(5)	All director compensation earned by Michael C. Jackson and William N. Thorndike, Jr. for their services as directors is paid to Housatonic Equity Investors L.P. Housatonic Equity Partners I, LLC is the general partner of Housatonic Equity Investors, L.P. William N. Thorndike, Jr. is the managing director of Housatonic Equity Partners I, LLC, and William N. Thorndike, Jr., Barry D. Reynolds, Michael C. Jackson, and Eliot Wadsworth II are the managing members of Housatonic Equity Partners I, LLC. As such, Mr. Jackson and Mr. Thorndike may each be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson and Mr. Thorndike each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest, if any.
(6)	Excludes $3,739 and $1,333 in stock-based compensation expense for fiscal year 2008 for restricted stock units granted to Mrs. LeMaitre and Dr. LeMaitre, respectively, in their capacities as employees of the Company.
(7)	Excludes annual cash incentive awards earned for 2008 and paid in 2009 to Mrs. LeMaitre and Dr. LeMaitre in their capacities as employees of the Company in the amount of $25,333. In June 2008, Mrs. LeMaitre and Dr. LeMaitre each voluntarily forfeited 20% of their annual cash incentive award for 2008 in order to assist the Company in meeting its 2008 financial objectives. The amount of forfeited compensation for each of Mrs. LeMaitre and Dr. LeMaitre equaled $6,451 each.
(8)	Excludes other compensation of $2,947 and $3,246 paid to Mrs. LeMaitre and Dr. LeMaitre, respectively, in their capacities as employees of the Company.
(9)	Excludes salary compensation for Mrs. LeMaitre as an employee of the Company. If she were a named executive officer, the Company would report an annual salary of $84,000.
(10)	Excludes salary compensation for Dr. LeMaitre as an employee of the Company. If he were a named executive officer, the Company would report an annual salary of $92,000.

Employee directors do not receive cash compensation for their service as members of the Board of Directors. During 2008, in accordance with the Company’s compensation program for non-employee directors, non-employee directors receive an annual retainer for Board membership of $10,000 and an annual retainer for each committee membership of $1,000, except that members of the Audit Committee receive an annual retainer for committee membership of $2,500. The chairmen of our committees receive an annual retainer of $5,000, except that the chairman of the Audit Committee receives an annual retainer of $15,000. Annual retainer payments are pro-rated based upon days of service in the event a non-employee director joins or leaves the Board of Directors during any calendar year. Non-employee directors also receive a fee of $2,000 for each regularly scheduled quarterly Board meeting attended in person, $1,000 for each regularly scheduled quarterly Board meeting attended by telephone or videoconferencing, $500 for each special Board meeting attended either in person or by telephone or videoconferencing, and $500 for each committee meeting attended either in person or by telephone or teleconference. Aggregate cash compensation paid to any non-employee director for any year may not exceed $40,000 without the specific approval of the Board.

Upon their initial election or appointment to the Board of Directors, non-employee directors receive an option to purchase 20,000 shares of the Company’s Common Stock, subject to vesting in three equal annual installments based upon continued service to the Company. In addition, thereafter, each non-employee director receives an option to purchase 7,500 shares of our common stock at the first Board meeting following each annual meeting of our stockholders, provided that he or she has served as a director for at least six months.

All of the directors are reimbursed for out-of-pocket expenses incurred on the Company’s behalf, and all of the directors are eligible to participate in the 2006 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans. The following table provides information as of December 31, 2008, with respect to the Company’s equity compensation plans under which shares of Common Stock are authorized for issuance, consisting of the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan, 2004 Stock Option Plan, 2006 Employee Stock Purchase Plan, and 2006 Stock Option and Incentive Plan. Each of the Company’s equity compensation plans were previously approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,916,077	$5.17	232,625	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,916,077	$5.17	232,625	(1)

(1)	Includes 214,085 shares remaining available for purchase under the Company’s 2006 Employee Stock Purchase Plan.

Stock Plans

As of December 31, 2008, the Company had two equity compensation plans, including an employee stock purchase plan, under which it was granting stock options and shares of unvested stock. The Company is currently granting stock-based awards from its 2006 Employee Stock Purchase Plan and its 2006 Stock Option and Incentive Plan, which are administered by the Compensation Committee of the Board of Directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Our Audit Committee is responsible for our policies and procedures for the review, approval, and ratification of transactions between the Company and our directors, director nominees, executive officers, security holders that beneficially own more than 5% of any class of our voting securities, or the immediate family members of any of these persons, or related person transactions, under our Related Person Transaction Approval Policy.

A list of related persons is available to our employees and executives who are involved with or familiar with the transactions, contracts, or other legal or business arrangements that we have entered into or propose to enter into from time to time with third parties. This list is updated and cross-checked periodically to ensure it does not contain parties involved in proposed or ongoing transactions, contracts, or other legal or business arrangements with us and will be checked prior to entering into any new transaction, contract, or other legal or business arrangement. To the extent that it is determined that we have entered into or may enter into a transaction, contract, or other legal or business arrangement (including any modification or addition to an existing contract or arrangement) with a related person, our General Counsel is notified.

Prior to our entering into any such transaction or arrangement, the General Counsel reviews the applicable rules and determines whether the contemplated transaction or arrangement requires the approval of our Board of Directors, the Audit Committee, or both, and any such approvals will be obtained before the transaction may be consummated. No arrangement with a related person may be entered into unless the General Counsel has either (i) specifically confirmed in writing that no further approvals are necessary or (ii) specifically confirmed in writing that all requisite corporate approvals necessary for us to enter into such arrangement have been obtained.

In the event that a related party transaction requires both Board of Directors and Audit Committee approval, the Audit Committee will first be asked to consider and vote on the transaction. The Audit Committee would then make a recommendation to the full Board of Directors for its consideration before the transaction may be entered into.

Except as disclosed below or elsewhere in this Proxy Statement, there were no transactions with any of directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, during 2008.

We are party to an agreement with Housatonic Partners providing for rights to register shares of Common Stock under the Securities Act of 1933, as amended.

George D. LeMaitre, our founder, chair of our scientific advisory board, and a director, and Cornelia W. LeMaitre, our Vice President, Human Resources and a director, each receive compensation as employees. For more information regarding their compensation, see footnotes (6) through (10) in the Director Compensation Table above.

We have employment agreements with each of Mr. LeMaitre, Mr. Roberts, Mr. Gebauer, and Mr. Pellegrino that provide for certain salary, bonus, stock option, and severance compensation.

INDEMNIFICATION MATTERS

The Company has entered into indemnification agreements with each of its directors and Named Executive Officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

The Company has purchased primary and excess directors’ and officers’ liability insurance from Twin City Fire Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and Hudson Insurance Group covering all of the Company’s directors and Named Executive Officers at an annual premium cost of $170,357.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors currently consists of nine members. The Company’s amended and restated certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Cornelia W. LeMaitre, Lawrence J. Jasinski, and John J. O’Connor and recommended that each be elected to the Board of Directors as a Class III director, each to hold office until the annual meeting of stockholders to be held in the year 2012 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, or removal. All Class III directors terms expire at this annual meeting. All directors were recommended for nomination by George W. LeMaitre, in his capacity as Chief Executive Officer. The Board of Directors is also comprised of (i) three Class I directors (George W. LeMaitre, David B. Roberts, and Michael C. Jackson), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2010 and (ii) three Class II directors (George D. LeMaitre, M.D., Russell D. Hays, and William N. Thorndike, Jr.), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2011.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This Proposal 1 relates solely to the election of three Class III directors nominated by the Company and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the annual meeting, the continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire, and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Cornelia W. LeMaitre, 1992	Vice President, Human Resources and Director	2009	III
Lawrence J. Jasinski 2003	Director	2009	III
John J. O’Connor 2008	Director	2009	III

Continuing Directors:
George W. LeMaitre 1992	Chairman of the Board and Chief Executive Officer	2010	I
David B. Roberts 2001	President and Director	2010	I
Michael C. Jackson 2005	Director	2010	I
George D. LeMaitre, M.D. 1983	Founder and Director	2011	II
Russell D. Hays 2008	Director	2011	II
William N. Thorndike, Jr. 2008	Director	2011	II

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 22, 2009, the Board of Directors approved an amendment and restatement of the 2006 Stock Option and Incentive Plan (the “Original 2006 Plan”), subject to stockholder approval, to, among other things, (i) increase the aggregate number of shares authorized for issuance under the Original 2006 Plan by 750,000 shares to 1,500,000 shares of common stock, plus such number of shares representing expired, cancelled or terminated stock options or awards under the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Stock Option Plan, (ii) allow for the issuance of cash-based awards under the plan and (iii) update tax-related provisions. This amendment was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. A copy of the Amended and Restated 2006 Stock Option and Incentive Plan (the “Amended and Restated 2006 Plan”) is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Summary of Material Features

The material features of the Amended and Restated 2006 Plan as proposed to be amended are:

•

The maximum number of shares of common stock to be issued under the Amended and Restated 2006 Plan is being increased by 750,000 shares to a total of 1,500,000 shares of common stock, plus such number of shares representing expired, cancelled or terminated stock options or awards under the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Stock Option Plan;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares and cash-based awards is permitted;

•	Any material amendment to the Amended and Restated 2006 Plan is subject to approval by our stockholders; and

•	The term of the Amended and Restated 2006 Plan will expire on April 22, 2019.

Based solely on the closing price of our common stock as reported by the NASDAQ on April 22, 2009 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein but excluding such number of shares representing expired, cancelled or terminated stock options or awards under the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Stock Option Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Amended and Restated 2006 Plan is $4,335,000. If not approved by the stockholders, we anticipate experiencing difficulties in maintaining competitive compensation programs because the number of shares currently available for issuance under the Original 2006 Plan is not sufficient, based upon competitive compensation data, to support our 2009 and 2010 staffing plans including current and new employees. Based upon review of competitive data, we believe that equity incentive awards, such as stock options and restricted stock units, are needed to attract, retain and motivate qualified employees, officers and directors. As of December 31, 2008, there were 18,540 shares which remained available for issuance under the Original 2006 Plan.

The shares we issue under the Amended and Restated 2006 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the Amended and Restated 2006 Plan are added back to the shares of common stock available for issuance under the Amended and Restated 2006 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Amended and Restated 2006 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended and Restated 2006 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) the Company’s return on equity, assets, capital or investment; (2) pre-tax or after-tax profit levels of the Company or any subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (3) net sales, gross margin, operating income, cash flow, funds from operations or similar measures; (4) total stockholder return; (5) changes in the market price of the Company’s common stock; (6) sales or market share; (7) earnings per share; (8) status of clinical studies and other regulatory approvals and milestones; (9) manufacturing developments and/or progress; (10) achievement of sales milestones; and (11) other operational objectives of the Company. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,500,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

Summary of the Amended and Restated 2006 Plan

The following description of certain features of the Amended and Restated 2006 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated 2006 Plan that is attached hereto as Appendix A.

Plan Administration. The Amended and Restated 2006 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated 2006 Plan. The Compensation Committee may delegate to an officer, including our Chief Executive Officer, the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Amended and Restated 2006 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 225 individuals are currently eligible to participate in the Amended and Restated 2006 Plan, which includes seven executive officers, 198 employees who are not officers, and five non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,500,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,500,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 1,500,000 shares will be issued in the form of incentive stock options.

Stock Options. The Amended and Restated 2006 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended and Restated 2006 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended and Restated 2006 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended and Restated 2006 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended and Restated 2006 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The Amended and Restated 2006 Plan provides that upon the effectiveness of an “Acquisition” as defined in the Amended and Restated 2006 Plan, the Compensation Committee or the board of directors of the entity assuming the obligations of the Company under the Amended and Restated 2006 Plan will take one or more of the following actions: (i) make appropriate provision for the continuation of awards by substituting the consideration payable in connection with the Acquisition; (ii) accelerate the date of exercise of awards; (iii) provide that all awards must be exercised, to the extent then exercisable, within a specified time period, at the end of which period the awards shall terminate; (iv) terminate all awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award (to the extent then exercisable) over their exercise price; or (v) in the event of a stock sale, require that the optionee sell to the purchaser all shares previously issued to such optionee upon exercise of any award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated 2006 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended and Restated 2006 Plan, to certain limits in the Amended and Restated 2006 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended and Restated 2006 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the Amended and Restated 2006 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Amended and Restated 2006 Plan (other than amendments that curtail the scope of the Amended and Restated 2006 Plan, including any amendments that increase the number of shares reserved for issuance under the Amended and Restated 2006 Plan, expand the types of awards available, materially expand the eligibility to participate in, materially extend the term of, or materially change the method of determining the fair market value of shares under the Amended and Restated 2006 Plan, will be subject to approval by stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Amended and Restated 2006 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of Amended and Restated 2006 Plan. The Board adopted the Amended and Restated 2006 Plan on April 22, 2009, and the Amended and Restated 2006 Plan becomes effective on the date it is approved by stockholders. Awards of incentive options may be granted under the Amended and Restated 2006 Plan until April 22, 2019. No other awards may be granted under the Amended and Restated 2006 Plan after the date that is 10 years from the date of stockholder approval. If the Amended and Restated 2006 Plan is not approved by stockholders, the Original 2006 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the Amended and Restated 2006 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended and Restated 2006 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated 2006 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2008: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
George W. LeMaitre	$3.27	152,905	$—	—
Chairman and Chief Executive Officer

Joseph P. Pellegrino, Jr.	—	—	$31,217	13,514
Chief Financial Officer			$54,142	23,438

David B. Roberts	$3.27	94,629	$2,310	1,000
President

Peter R. Gebauer	—	—	$33,527	14,514
President, International Operations			$38,628	16,722

Trent G. Kamke	—	—	$31,217	13,514
Senior Vice President, Operations			$2,310	1,000

All current executive officers, as a group	$3.27	247,534	$272,169	117,822

All current directors who are not executive officers, as a group	$4.30	62,500	$24,971	10,810

All current employees who are not executive officers, as a group	—	—	$623,039	279,714

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated 2006 Plan. It does not describe all federal tax consequences under the Amended and Restated 2006 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2006 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended and Restated 2006 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended and Restated 2006 Plan is structured to allow certain awards to qualify as performance-based compensation.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has retained the firm of Ernst & Young LLP, independent registered public accountants, to serve as independent registered public accountants for its 2009 fiscal year. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1998. The Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young LLP for its 2009 fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of registered public accountants is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee of the Board of Directors has implemented procedures under the Company’s Audit Committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Meetings and Committees of the Board of Directors” and “Report of the Audit Committee of the Board of Directors.”

Representatives of Ernst & Young LLP attended all in-person meetings of the Audit Committee in 2008. We expect that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company during the fiscal years ended December 31, 2008, and December 31, 2007.

	2008	2007
Audit Fees	$483,397	$328,500
Audit-Related Fees	—	—
Tax Fees	9,240	135,034
All Other Fees	1,490	56,950

Total	$247,541	$520,484

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents, and assistance with and review of documents filed with the Securities and Exchange Commission. For 2007, this amount includes $6,000 related to work performed in connection with the offering of Common Stock to our employees through our 401(k) plan and $10,000 related to work performed in connection with the adoption of FIN 48.

Audit-Related Fees

Consists of fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local, and international tax compliance, and tax planning. The Audit Committee has determined that the provision of these services to us by Ernst & Young LLP is compatible with maintaining their independence.

All Other Fees

In 2008, these fees consist of $1,490 for an access to an online research application. In 2007, these fees consist of $31,950 for consulting services related to the Company’s compliance with the Sarbanes-Oxley Act of 2002 and $25,000 for services related to the four acquisitions conducted by the Company during that year.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS LEMAITRE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2009.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2010 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 31, 2009. Any such proposal must comply with the rules and regulations of the SEC.

The Company’s by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in the Company’s proxy statement for that meeting. Written notice of such stockholder proposals for the 2010 Annual Meeting of the Company—other than one that will be included in the Company’s Proxy Statement—must be received by the Secretary of the Company at the Company’s principal executive offices between February 18, 2010, and March 20, 2010, in order to be considered timely, unless our 2010 annual meeting of stockholders is scheduled to take place before May 19, 2010, or after August 17, 2010. Our By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders’ notice shall be timely received by the Company at its principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by LeMaitre at its principal executive office not later than the close of business on the later of (a) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (b) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by LeMaitre. Any such proposal should be mailed to the Company at its principal executive office, Attention: Secretary. Any proposal to be considered for inclusion at the annual meeting must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action. The matters proposed to be brought before the meeting also must be the proper matters for stockholder action.

If a stockholder who wishes to present a proposal fails to notify the Company by December 31, 2009, and such proposal is brought before the 2010 Annual Meeting, then, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by outside proxy solicitation services also may be made of some stockholders in person or by mail, telephone, or telegraph following the original solicitation.

The contents and sending of this Proxy Statement have been approved by the Board of Directors of the Company.

INCORPORATION BY REFERENCE

The section of this proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

Our 2008 Annual Report, including audited financial statements for the fiscal year ended December 31, 2008, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, the Company has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if the Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, or calls us at (781) 221-2266. If your household is receiving multiple copies of the Company’s Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary.

ANNEX A

LEMAITRE VASCULAR, INC.

AMENDED AND RESTATED

2006 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the LeMaitre Vascular, Inc. 2006 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including Consultants and prospective employees) of LeMaitre Vascular, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Committee” means a committee of the Board.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award.

“Restricted Stock Award” means an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right (except as otherwise provided for in Section 6).

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means any Award pursuant to which a grantee may receive shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or one or more Committees of the Board (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) of the Plan; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(d) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to an officer (including the chief executive officer) of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(e) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(f) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 1,500,000 shares, and (ii) such number of shares as equals that number of stock options or awards returned to (A) the Company’s 1997 Stock Option Plan, as amended and in effect from time to time, after the Effective Date, (B) the Company’s 1998 Stock Option Plan, as amended and in effect from time to time, after the Effective Date, (C) the Company’s 2000 Stock Option Plan, as amended and in effect from time to time, after the Effective Date, and (D) the Company’s 2004 Stock Option Plan, as amended and in effect from time to time, after the Effective Date, in each case as a result of the expiration, cancellation or termination of such stock options or awards, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In no event may shares of Stock granted in the form of Incentive Stock Options exceed 1,500,000 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Consolidations, Mergers or Sales of Assets or Stock. If the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company’s assets or stock or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to outstanding Awards or shares acquired upon exercise of any Award, take one or more of the following actions: (i) make appropriate provision for the continuation of such Award by substituting on an equitable basis for the shares then subject to such Award the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Award or of any installment of any such Award; (iii) upon written notice to the optionees, provide that all Award must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Award shall terminate; (iv) terminate all Award in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Award (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation or affiliate thereof with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation or affiliate thereof. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Grants of Stock Options. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten (110%) percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

(D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(b) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed 10 years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Purchase Price; Terms. Shares of Restricted Stock shall be issued under the Plan at such purchase price (which may be zero) as determined by the Administrator. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock agreement. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Restricted Stock Units or Cash-Based Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) net sales, gross margin, operating income, cash flow, funds from operations or similar measures; (iv) total stockholder return; (v) changes in the market price of the Stock; (vi) sales or market share; (vii) earnings per share, (viii) status of clinical studies and other regulatory approvals and milestones, (ix) manufacturing developments and/or progress, (x) achievement of sales milestones, and (xi) other operational objectives of the Company.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,500,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-based award that is a Cash-Based Award.

SECTION 12.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the

Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants without shareholder approval. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 22, 2009

DATE APPROVED BY STOCKHOLDERS:                     , 2009

PROXY

LeMaitre Vascular, Inc.

Proxy for Annual Meeting of Stockholders

June 18, 2009

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeMaitre Vascular, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2009, and hereby appoints George W. LeMaitre and Joseph P. Pellegrino, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 63 Second Avenue, Burlington, Massachusetts 01803 on June 18, 2009, at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 18, 2009

This proxy statement, the notice of the annual meeting, directions to the annual meeting, a sample proxy card, and our 2008 annual report to stockholders are available at http://www.lemaitre.com/proxy.

Stockholders requiring directions to attend the Annual Meeting in person may visit http://www.lemaitre.com/proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS OR “FOR” THE PROPOSALS IN ITEMS TWO AND THREE.

SEE REVERSE SIDE SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Changes/Comments (Mark the corresponding box on the reverse side)

? FOLD AND DETACH HERE ?

LEMAITRE VASCULAR, INC. Please Mark Here for Address Changes or Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the Nominees: The Board of Directors recommends a vote FOR proposal 2:

To elect three Class III directors nominated by the Board of Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified: To approve the Amended and Restated 2006 Stock Option and Incentive Plan. FOR WITHHELD ABSTAIN

(01) Cornelia W. LeMaitre FOR WITHHELD Proposal 1 relates solely to the election of three Class III directors nominated by the Company and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company. The Board of Directors recommends a vote FOR proposal 3:

(02) Lawrence J. Jasinski FOR WITHHELD To ratify Ernst & Young LLP as independent auditors for 2009. FOR WITHHELD ABSTAIN

(03) John J. O’Connor FOR WITHHELD To transact such other business as may properly come before the meeting and any adjournments or postponements thereof. FOR WITHHELD ABSTAIN

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

[X] Please mark votes as in this example in blue or black ink.

RESTRICTED

Signature _____________________________ Signature _____________________________ Date ____________

Please sign exactly as your name appears hereon. Joint owners must both sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized person.

…………………………………………………………………………………………………………………………

FOLD AND DETACH HERE